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                                                                 EXHIBIT 23

[PricewaterhouseCoopers logo]

                                              PricewaterhouseCoopers LLP
                                              One Bank of America Plaza
                                              800 Market Street
                                              St. Louis MO 63101-2695
                                              Telephone (314) 206 8500



                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-109830 and No. 333-104097) and in the registration Statements on Forms S-8 (No. 33-36132, No. 33-53333,
No. 333-67027, No. 333-71309, No. 333-71311, No. 333-88015, No. 333-50058,
No. 333-60216, and No. 333-105362) of Anheuser-Busch Companies, Inc. of our report dated February 2, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

800 Market Street
St. Louis, MO
March 11, 2004